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                                                                      EXHIBIT J.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated July 22, 2004 on the financial statements and financial highlights of VALIC Company I (comprised of Asset Allocation Fund, Blue Chip Growth Fund, Capital Conservation Fund, Government Securities Fund, Core Equity Fund, Growth Fund, Growth & Income Fund, Health Sciences Fund, Income & Growth Fund, International Equities Fund, International Government Bond Fund, International Growth I Fund, Large Cap Growth Fund, Mid Cap Index Fund, Money Market I Fund, Nasdaq-100(R) Index Fund, Science & Technology Fund, Small Cap Fund, Small Cap Index Fund, Social Awareness Fund, Stock Index Fund, and Value Fund) as of and for the year ended May 31, 2004 in the Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A No. 333-83631).

                                                ERNST & YOUNG LLP

Houston, Texas
September 17, 2004